AMENDMENT TO INDEPENDENT CONSULTANT AGREEMENT

THIS AGREEMENT (the “Agreement”) is made the 4th day of December, 2018.

BETWEEN:

MICHAEL A. BLUM, an individual, with an address of 2212 Glenbrook Way, Las Vegas, NV 89117

(the “Consultant”)

AND:

ICOX INNOVATIONS INC., a corporation incorporated under the laws of the state of Nevada and having an address at 4101 Redwood Ave, Building F, Los Angeles, CA 90066

(the “Company”)

(the Consultant and the Company are collectively referred to as the “Parties”)

WHEREAS:

A.	The Consultant and the Company entered into an independent consultant agreement dated October 9, 2017 (the “Consultant Agreement”);

B.	In order to accommodate the appointment of Swapan Kakumanu as the Chief Financial Officer of the Company in connection with the listing of shares of the Company’s common stock on the TSX Venture Exchange, the Company wishes to remove the Consultant as the Chief Financial Officer of the Company to be effective as at 9:29 a.m. (Eastern time) on December 4, 2018;

C.	The Parties seek to amend the Consultant Agreement to:

(i)	modify the Consultant’s position with the Company to Chief Operating Officer, effective as at 9:30 a.m. (Eastern time) on December 4, 2018,

(ii)	modify the consulting fee payable by the Company to the Consultant to $12,000 per month following December 4, 2018, and

(iii)	modify the services to be provided by the Consultant to the Company to reflect the Consultant’s new position with the Company as Chief Operating Officer,

all as further described in this Agreement;

D.	Pursuant to Section 8.1 of the Consultant Agreement, the Parties may amend the Consultant Agreement by mutual written agreement; and

E.	Capitalized terms used herein, including the recitals, and not otherwise defined herein shall have the meaning ascribed to them in the Consultant Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged by each party, the Parties hereto agree as follows:

1.	Amendments to Consultant Agreement

1.1.	The Parties hereby agree to make the following amendments to the Consultant Agreement:

(a)	Section 1.1 of the Consultant Agreement is deleted in its entirety and replaced with the following:

Commencing on the Effective Date and ending at 9:29 a.m. (Eastern time) on December 4, 2018, the Consultant will hold the position of Chief Financial Officer and provide such services to the Company as are described in Schedule A to this Agreement (the “CFO Services”). Commencing as at 9:30 a.m. (Eastern time) on December 4, 2018 (the “New Effective Date”), the Consultant will hold the position of Chief Operating Officer and provide such services to the Company as are described in Schedule B to this Agreement (the “COO Services” and together with the CFO Services, the “Services”). The Consultant will also provide any other services not specifically mentioned in Schedule A or B, as applicable, but which, by reason of the Consultant’s capability, he knows or ought to know are necessary to ensure that the best interests of the Company are maintained. The Consultant shall be reasonably available to perform the Services required under this Agreement.

(b)	Section 3.1 of the Consultant Agreement is deleted in its entirety and replaced with the following:

As compensation for carrying out the Services during the term of this Agreement, the Company agrees to pay to the Consultant a signing bonus of $25,000, payable within 30 days of the Effective Date, and a consulting fee in the amount of $10,000 per month before the New Effective Date and $12,000 per month commencing the New Effective Date, to be paid on a monthly basis at the end of each month.

(c)	The following is added as Schedule B of the Consultant Agreement:

SERVICES

Defined terms used but not otherwise defined in this Schedule B have the meaning ascribed thereto in the Independent Consultant Agreement dated effective October 1, 2017, as amended on December 4, 2018 (the “Agreement”) between Michael A. Blum (the “Consultant”) and ICOX Innovations Inc. (the “Company”) of which this Schedule B forms part.

The Services to be provided by the Consultant under the Agreement are as follows:

(a)	Plan and direct all aspects of the Company’s operational policies, objectives, and initiatives;

(b)	Develop policies and procedures for operational processes in order to ensure optimization and compliance with established standards and regulations;

(c)	Business development on behalf of the Company;

(c)	All other duties generally associated with being a Chief Operating Officer; and

(d)	Such other activities as are reasonably directed by the Board.

2.	General

2.1.	Except as amended hereby, the Consultant Agreement continues in full force and effect and the Consultant Agreement and this Agreement will be read and construed together as one agreement. The Parties ratify and affirm the Consultant Agreement as amended hereby (the “Amended Consultant Agreement”), and agree that the Amended Consultant Agreement contains the entire understanding of the Parties hereto with respect to the subject matter hereof. The Amended Consultant Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof.

2.2.	Each Party, upon the request of the other Party, shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further acts, deeds, documents and assurances as may be reasonably necessary or desirable to give effect to the transactions contemplated by the Amended Consultant Agreement.

2.3.	Each Party will be responsible for all of his or its own expenses, legal and other professional fees, disbursements, and all other costs incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and all documents and instruments relating hereto. The Parties agree that they have had adequate opportunity to seek independent legal advice with respect to the subject matter of this Agreement, and have either obtained such advice or consciously chosen not to do so with full knowledge of the risks associated with not obtaining such legal advice.

2.4.	The Amended Consultant Agreement is governed by and construed in accordance with the laws of the State of Nevada and the federal laws of the United States of America applicable herein, and the Parties irrevocably submit to the exclusive jurisdiction of courts of competent jurisdiction in the State of Nevada.

2.5.	This Agreement is effective as of the day, month and year written on the first page hereof notwithstanding the actual date of execution.

2.6.	This Agreement may be executed in counterpart and such counterparts together shall constitute a single instrument. Delivery of an executed counterpart of this Agreement by electronic means, including by DocuSign, facsimile transmission or by electronic delivery in portable document format (“.pdf”), shall be equally effective as delivery of a manually executed counterpart hereof. The Parties acknowledge and agree that in any legal proceedings between them respecting or in any way relating to this Agreement, each waives the right to raise any defense based on the execution hereof in counterparts or the delivery of such executed counterparts by electronic means.

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IN WITNESS WHEREOF the Parties have executed this Agreement as of the day, month and year first above written.

ICOX INNOVATIONS INC.

By:	/s/ James P. Geiskopf
Name:	James P. Geiskopf
Title:	Lead Director

SIGNED by MICHAEL A. BLUM in the presence of:	) ) )
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	)	/s/ Michael A. Blum
Print Name	)	MICHAEL A. BLUM
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